Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Guardian Variable Products Trust of our reports dated February 22, 2023, relating to the financial statements and financial highlights, which appears in Fund’s listed in Appendix I Annual Report on Form N-CSR for the year ended December 31, 2022. We also consent to the reference to us under the heading Financial Highlights in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 27, 2023

Appendix I

Guardian Large Cap Fundamental Growth VIP Fund Guardian Large Cap Disciplined Growth VIP Fund Guardian Mid Cap Traditional Growth VIP Fund

Guardian All Cap Core VIP Fund

Guardian Strategic Large Cap Core VIP Fund

Guardian Integrated Research VIP Fund

Guardian Diversified Research VIP Fund

Guardian Select Mid Cap Core VIP Fund

Guardian Small-Mid Cap Core VIP Fund

Guardian Small Cap Core VIP Fund

Guardian Equity Income VIP Fund

Guardian Large Cap Disciplined Value VIP Fund

Guardian Growth & Income VIP Fund

Guardian Mid Cap Relative Value VIP Fund

Guardian Global Utilities VIP Fund

Guardian International Growth VIP Fund

Guardian International Equity VIP Fund

Guardian Balanced Allocation VIP Fund

Guardian Core Fixed Income VIP Fund

Guardian Core Plus Fixed Income VIP Fund

Guardian Multi-Sector Bond VIP Fund

Guardian Short Duration Bond VIP Fund

Guardian Total Return Bond VIP Fund

Guardian U.S. Government Securities VIP Fund

2